EXHIBIT 21


                       Brookdale Living Communities, Inc.
                              List of Subsidiaries

                                                          Direct or Indirect
Subsidiaries                                                   Ownership
------------                                               ------------------
BLC Acquisitions, Inc.                                            100%
BLC of Indiana-OL, LP                                             100%
BLC of New York Holdings, Inc.                                    100%
BLC of Texas-II L.P.                                              100%
BLC of Texas-SL, L.P.                                             100%
BLC Property, Inc.                                                100%
Brookdale Holdings, Inc.                                          100%
Brookdale Living Communities of Arizona, Inc.                     100%
Brookdale Living Communities of California, Inc.                  100%
Brookdale Living Communities of California-RC, Inc.               100%
Brookdale Living Communities of Connecticut, Inc.                 100%
Brookdale Living Communities of Connecticut-WH, Inc.              100%
Brookdale Living Communities of Delaware, Inc.                    100%
Brookdale Living Communities of Florida, Inc.                     100%
Brookdale Living Communities of Illinois II, Inc.                 100%
Brookdale Living Communities of Illinois, Inc.                    100%
Brookdale Living Communities of Illinois-DNC, LLC                 100%
Brookdale Living Communities of Illinois-GE, Inc.                 100%
Brookdale Living Communities of Illinois-HLAL, LLC                100%
Brookdale Living Communities of Illinois-Hoffman Estates, LLC     100%
Brookdale Living Communities of Illinois-Huntley, LLC             100%
Brookdale Living Communities of Illinois-H.V., Inc.               100%
Brookdale Living Communities of Indiana-OL, Inc.                  100%
Brookdale Living Communities of Massachusetts-RB, Inc.            100%
Brookdale Living Communities of Michigan, Inc.                    100%
Brookdale Living Communities of Minnesota II, Inc.                100%
Brookdale Living Communities of Minnesota, Inc.                   100%
Brookdale Living Communities of Missouri-CC, LLC                  100%
Brookdale Living Communities of New Jersey, Inc.                  100%
Brookdale Living Communities of New Mexico-SF, Inc.               100%
Brookdale Living Communities of New York, Inc.                    100%
Brookdale Living Communities of New York-BPC, Inc.                100%
Brookdale Living Communities of New York-CPW, Inc.                100%
Brookdale Living Communities of North Carolina, Inc.              100%
Brookdale Living Communities of Ohio-SP, LLC                      100%
Brookdale Living Communities of Pennsylvania-ML, Inc.             100%
Brookdale Living Communities of Texas II, Inc.                    100%
Brookdale Living Communities of Texas, Inc.                       100%
Brookdale Living Communities of Texas-SL, Inc.                    100%
Brookdale Living Communities of Washington, Inc.                  100%
Devonshire Nursing Home, Inc.                                     100%
Madison Senior Care, Inc.                                         100%
River Oaks Partners                                               100%
The Ponds of Pembroke, L.P.                                       100%